                                                                    Exhibit 4(c)


                             GREIF BROS. CORPORATION
                       2000 NONSTATUTORY STOCK OPTION PLAN

Section 1.        Purposes of Plan.
                  ----------------

         The purpose of this 2000 Nonstatutory Stock Option Plan (the "Plan") of Greif Bros. Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining employees for the Company and its subsidiary corporations. In order to serve this purpose, the Plan encourages and enables employees to participate in the Company's future prosperity and growth by providing them with incentives and compensation based on the Company's performance, development, and financial success. These objectives will be promoted by granting to such employees equity-based awards in the form of stock options ("Stock Options") which are not intended to qualify under the special rules of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). These awards are referred to generally hereafter as the "Awards". For purposes of this Plan, "subsidiary" shall mean a subsidiary corporation as defined in
Section 424(f) of the Code.

Section 2.        Administration of Plan.
                  ----------------------

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board"), or such other committee as the Board may designate (the "Committee"); provided, however, that members of the Committee shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) "outside directors" within the meaning of Section 162(m) of the Code. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee shall have the power and authority to: (a) select Eligible Employees (as defined in Section 3, below) as recipients of Awards (such recipients, "Participants"); (b) grant Stock Options; (c) determine the number of Awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including without limitation, decisions with respect to employees to be granted Awards and the number and type of Awards, shall be made in the Committee's sole discretion and shall be final and binding on all persons.

Section 3.        Participants in Plan.
                  --------------------

         The persons eligible to receive awards under the Plan ("Eligible Employees") shall include employees of the Company or one or more of its subsidiaries.

Section 4.        Shares Subject to Plan.
                  ----------------------

         The stock to be subject to options under the Plan shall be shares of the Company's Class A Common Stock ("Shares"). The maximum aggregate number of Shares which may be issued under the Plan shall be 200,000 Shares. The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares.


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         If any Shares that have previously been the subject of a Stock Option cease to be the subject of a Stock Option (other than by reason of exercise), or if any Stock Option terminates without a payment or transfer being made to the Award recipient in the form of Shares, or if any Shares previously distributed under the Plan are returned to the Company in connection with the exercise of an Award (including, without limitation, in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future Awards under the Plan.

Section 5.        Grant of Awards.
                  ---------------

         Stock Options granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant. Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement ("Award Agreement"), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Section 6.        Stock Options.
                  -------------

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

         (a)      Exercise Price.
                  --------------

                  The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the fair market value per Share on the date the Stock Option is granted. For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the New York Stock Exchange on the most recent previous trading day, (ii) last reported sale price on the NASDAQ National Market System on the most recent previous trading day,
         (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

         (b)      Vesting and Exercise of Options.
                  -------------------------------

                  A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.


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         (c)      Term.
                  ----

                  Each Stock Option agreement shall set forth the period for which such Option shall be exercisable from the date on which that Stock Option is granted.

         (d)      Method of Exercise.
                  ------------------

                  A Stock Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person's designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company's sole discretion.

         (d)      Restrictions on Shares Subject to Stock Options.
                  -----------------------------------------------

                  Shares issued upon the exercise of any Stock Option may be made subject to such disposition, transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement.

         (f)      Transferability.
                  ---------------

                  Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative. Without limiting the generality of the foregoing, Stock Options may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee's legal representative, and the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Option by a Participant to such Participant's spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such Stock Option shall be exercisable only by the transferee or such transferee's legal representative.

         (g)      Termination of Employment by Reason of Death or Disability.
                  ----------------------------------------------------------

                  If a Participant's employment terminates by reason of the Participant's death or disability (as defined by the Committee in its sole discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within 60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date, and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant's estate, the legatee



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         of the Participant under the will of the Participant, or the distributee of the Participant's estate, whichever is applicable, for such a period as the Committee may specify at or after grant or death or disability, from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (h)      Termination of Employment by Reason of Retirement.
                  -------------------------------------------------

                  If a Participant's employment terminates by reason of the Participant's retirement, then each Stock Option held by such Participant may thereafter be exercised by the Participant according to its terms, including without limitation, for such period after such termination of employment as shall be set forth in the applicable Stock Option Agreement. For purposes of this Plan, retirement means a termination from employment that qualifies as either early or normal retirement under the Company's tax qualified pension plan, provided that the Participant is not thereafter employed by (whether as an employee, consultant, agent, officer, director or independent contractor) or engaged in (whether as a shareholder or other owner, partner, creditor, promoter or otherwise) any business which competes with the Company, as determined by the Committee in its sole discretion.

         (i)      Other Termination of Employment.
                  -------------------------------

                  If a Participant's employment terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (ii) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for such period as the Committee may specify at or after grant or termination of employment, from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant's employment by the Company or its subsidiaries for Cause (as defined in an applicable Stock Option Agreement), any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant's employment by the Company is for "Cause" shall be determined by the Committee, in its sole discretion.

         (j)      Effect of Termination of Participant's Employment on
                  -----------------------------------------------------
                  Transferee.
                  -----------

                  Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(f)(iii), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 6(g), (h), and (i) without specification of other periods by the Committee as provided therein.

Section 7.        Restriction on Exercise After Termination.
                  -----------------------------------------

         Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an "Unexercised Right") and held by a Participant on the date of termination of such Participant's employment for any reason shall be exercisable after such termination if, prior to such exercise, the Participant (a) takes other employment or renders services to others without the written consent of the Company, (b) violates any non-competition, confidentiality, conflict of interest, or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.

Section 8.        Withholding Tax.
                  ---------------

         The Company, at its option, shall have the right to require the Participant or any other person receiving Shares to pay the Company the amount of any taxes which the


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Company is required to withhold with respect to such Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 9.        Securities Law Restrictions.
                  ---------------------------

         No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

         The Committee may require each person acquiring Shares under the Plan
(a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and
(b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 10.       Change in Control.
                  -----------------

         (a)      Accelerated Vesting and Company Purchase Option.
                  -----------------------------------------------

                  Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 10 and stating that this Section 10 shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

                           (i) Any and all Stock Options theretofore granted and
                  not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, provided that no Stock Option or other Award right which has previously been exercised or otherwise terminated shall become exercisable; and

                           (ii) The Company may, at its option, terminate any or
                  all unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant (or such Participant's transferee, if applicable) theretofore holding such Stock Option cash in an amount equal to the difference between the fair market value (as defined in Section 6(a), above) of the Shares subject to the Stock Option at the time the Company exercises its option under this Section 10(a)(ii)



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                  and the exercise price of the Stock Option; and provided
                  further that if such fair market value is less than such exercise price, then the Committee may, in its discretion, terminate such Stock Option without any payment.

         (b)      Definition of Change in Control.
                  -------------------------------

                  For purposes of the Plan, a "Change in Control" shall mean the happening of either of the following:

                           (i) When any "person" as defined in Section 3(a)(9)
                  of the 1934 Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the 1934 Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) The occurrence of a transaction requiring
                  stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or any of their respective affiliates through purchase of assets, by merger, or otherwise.

                  Notwithstanding the foregoing to the contrary, a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Incumbent Directors of the Board approve or had approved such change (A) described in Sections 10(b)(i), (ii), (iii), or 10(c)(i) of this Plan, or (B) prior to the commencement by any person other than the Company of a tender offer for Shares.

         (c)      Definition of Potential Change in Control.
                  -----------------------------------------

                  For purposes of the Plan, a "Potential Change in Control" means the happening of any one of the following:

                           (i) The approval by the stockholders of the Company
                  of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b), above; or

                           (ii) The acquisition of beneficial ownership of the
                  Company, directly or indirectly, by any entity, person, or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) representing 15% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

Section 11.       Changes in Capital Structure.
                  ----------------------------

         In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares and the exercise price for each Share subject to the unexercised portion of any then-outstanding Award shall be proportionately adjusted with the objective that the Participant's proportionate interest in the Company shall remain the same as before the change without any change in the total exercise price applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.



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         In the event of any other recapitalization or any merger,
consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.

         The Committee's determination of the adjustments appropriate to be made under this Section 11 shall be conclusive upon all Participants under the Plan.

Section 12.       No Enlargement of Employee Rights.
                  ---------------------------------

         The adoption of this Plan and the grant of one or more Awards to an employee of the Company or any of its subsidiaries shall not confer any right to the employee to continue in the employ of the Company or any such subsidiary and shall not restrict or interfere in any way with the right of his employer to terminate his employment at any time, with or without cause.

Section 13.       Rights as a Shareholder.
                  -----------------------

         No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

Section 14.       Acceleration of Rights.
                  ----------------------

         The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

Section 15.       Interpretation, Amendment, or Termination of the Plan.
                  -----------------------------------------------------

         The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (b) except for the adjustments provided for in Section 11, above, no amendment may be made by Board action without shareholder approval if the amendment would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan,
(iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) extend the maximum option period of Stock Options, or (v) effect any other change which requires shareholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

Section 16.       Unfunded Status of the Plan.
                  ---------------------------

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.


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Section 17.       Protection of Board and Committee.
                  ---------------------------------

         No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

Section 18.       Government Regulations.
                  ----------------------

         Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company's obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company's Shares may then be listed.

Section 19.       Governing Law.
                  -------------

         The Plan shall be construed under and governed by the laws of the State of Delaware.

Section 20.       Genders and Numbers.
                  -------------------

         When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 21.       Captions.
                  --------

         The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 22.       Effective Date.
                  --------------

         The Plan shall be effective September 6, 2000.

Section 23.       Term of Plan.
                  ------------

         No Award shall be granted pursuant to the Plan on or after the 10th Anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

Section 24.       Savings Clause.
                  --------------

         In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including Rule 16b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act ("Reporting Persons")), and Section 162(m) of the Code (with respect to covered employees as defined under Section 162(m) of the Code ("Covered Employees")). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Rule 16b-3 or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Rule 16b-3 or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Rule 16b-3 and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting

Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.

         Executed this 12th day of October, 2000.

                                    GREIF BROS. CORPORATION


                                    By: /s/ Michael J. Gasser
                                       ----------------------------------------
                                    Title: Chairman and Chief Executive Officer
                                          -------------------------------------



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